EXHIBIT 99.1

                                                     NEWS RELEASE
                                            CONTACT: Michael J. McCann
                                                     CFO and Treasurer
                                                     (337) 235-2452

FOR IMMEDIATE RELEASE

PETROLEUM HELICOPTERS, INC. ANNOUNCES RESULTS
FOR THE YEAR ENDED DECEMBER 31, 2002

--------------------------------------------------------------------------------

         LAFAYETTE, LA - March 31, 2003 - Petroleum Helicopters, Inc. (PHI) today reported net earnings of $9.2 million ($1.70 per diluted share) on operating revenues of $283.8 million for the year ended December 31, 2002, compared to net earnings of $11.0 million ($2.08 per diluted share) on operating revenues of $282.4 million for the year ended December 31, 2001. Included in current year earnings before tax are severance costs of $1.7 million and settlement of interest rate Swap agreements of $1.9 million, related to the issuance by the Company in April 2002 of $200 million in 9 3/8% Notes due May 1, 2009 and the termination of existing financing arrangements. Interest expense also increased $9.2 million over 2001 as a result of the Notes issuance.

         Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast", "anticipate", "estimate", "project", intend", expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The above factors are more fully discussed in the Company's SEC filings.

         PHI provides helicopter transportation and related services to a broad range of customers including the oil and gas industry, aeromedical programs and the third-party maintenance business. PHI Common Stock is traded in The NASDAQ SmallCap Market (symbols PHEL and PHELK)

                                      # # #

--------------------------------------------------------------------------------

Petroleum Helicopters, Inc. (NASDAQ Symbols PHEL and PHELK) released the following earnings figures for the year ended December 31, 2002.

(All figures, except per share data, are shown in thousands.)

                                                          For the Year Ended
                                                             December 31,
                                                      --------------------------
                                                        2002              2001
                                                      --------          --------
Operating revenues                                    $283,751          $282,437
Gain, net on disposition of property
       and equipment                                       586             1,351
Other                                                    1,675             1,461
                                                      --------          --------
                                                       286,012           285,249
                                                      --------          --------

Expenses:
   Direct expenses                                     235,189           243,538
   Selling, general and administrative                  18,189            18,029
   Interest expense                                     17,250             6,190
                                                      --------          --------
                                                       270,628           267,757
                                                      --------          --------

Earnings before income taxes                            15,384            17,492

Income taxes                                             6,153             6,472
                                                      --------          --------

Net earnings                                          $  9,231          $ 11,020
                                                      ========          ========

BASIC:
   Net earnings per share                             $   1.73          $   2.12
                                                      ========          ========

DILUTED:
   Net earnings per share                             $   1.70          $   2.08
                                                      ========          ========



                                      # # #